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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             CONTROL DEVICES, INC.
                                       AT
                              $16.25 NET PER SHARE
                                       BY
                       FIRST TECHNOLOGY ACQUISITION CORP.
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                              FIRST TECHNOLOGY PLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON THURSDAY, MARCH 25, 1999, UNLESS THE OFFER IS EXTENDED.

                                                               February 26, 1999

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated February 26, 1999 (the "Offer to Purchase"), the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") and other materials relating to the offer by First Technology Acquisition Corp., an Indiana corporation ("Purchaser") and an indirect, wholly owned subsidiary of First Technology PLC, an English public limited company ("Parent"), to purchase all the outstanding shares of common stock, no par value (the "Shares"), of Control Devices, Inc., an Indiana corporation (the "Company"), at a purchase price of $16.25 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal enclosed herewith. The common share purchase rights (the "Rights") provided for in a Rights Agreement dated as of May 7, 1998, as amended by Amendment No. 1, dated as of February 22, 1999 (the "Rights Agreement"), between the Company and BankBoston, N.A., are not applicable to the Offer, the Merger Agreement or any of the transactions contemplated thereby. Holders of Shares ("Shareholders") whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary or complete the procedures for book-entry transfer on or prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL ACCOMPANYING THIS LETTER IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    Accordingly, we request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

    1. The tender price is $16.25 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    2. The Offer is not conditioned upon the receipt of financing. See Section 9 of the Offer to Purchase regarding the financing commitments obtained by Parent.

    3. The Offer is conditioned upon, among other things: (i) there being validly tendered and not withdrawn prior to the Expiration Date that number of common Shares of the Company that
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       (together with any Shares owned by Parent or any of its subsidiaries)
       constitutes at least a majority of the total voting power of the outstanding securities of the Company entitled to vote in the election of directors or in a merger, calculated on a fully diluted basis on the date of purchase (the "Minimum Condition"), (ii) the approval by the shareholders of Parent of each of the acquisition of the Company, an increase in share capital and certain other related matters at an extraordinary general meeting ("Parent Shareholder Approval"), and (iii) the admission of certain securities to be issued in a rights offering by an affiliate of Parent to the Official List of the London Stock Exchange (the "Listing Condition"). The Offer is also subject to certain other conditions. See Sections 1 and 14 of the Offer to Purchase. For additional information regarding Parent Shareholder Approval and the Listing Condition, see Section 9 of the Offer to Purchase.

    4.  The Offer is being made for all outstanding Shares.

    5. Tendering Shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

    6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 25, 1999, unless the Offer is extended.

    7. The Board of Directors of the Company has unanimously recommended that Shareholders accept the Offer and approve and adopt the Merger Agreement and the transactions contemplated thereby and has unanimously determined that the Offer and the Merger are fair to and in the best interests of the Company and the Shareholders.

    8. In all cases, payment for Shares purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates for the Shares (the "Certificates") or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (ii) the appropriate Letter(s) of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of a book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase)), and (iii) all other documents required by the Letter of Transmittal. Accordingly, payments may not be made to all tendering Shareholders at the same time, and will depend upon when Certificates for, or confirmations of book-entry transfer of, such Shares are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. An envelope to return your instructions to us is enclosed. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE INSTRUCTION FORM SET FORTH BELOW.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdictions.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             CONTROL DEVICES, INC.
                                       BY
                       FIRST TECHNOLOGY ACQUISITION CORP.
                      AN INDIRECT, WHOLLY OWNED SUBSIDIARY
                                       OF
                              FIRST TECHNOLOGY PLC

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated February 26, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by First Technology Acquisition Corp., an Indiana corporation (the "Purchaser") and an indirect, wholly owned subsidiary of First Technology PLC, an English public limited company, to purchase all of the outstanding shares of common stock, no par value (the "Shares"), of Control Devices, Inc., an Indiana corporation, at a purchase price of $16.25 per share without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

    Number of Shares to be Tendered:________________________________Shares
    Date:____________, 1999

                                     SIGN HERE
    Signature(s): __________________________________________________________
    Print Name(s): _________________________________________________________
    Print Address(es): _____________________________________________________
                                      ______________________________________
    Area Code and Telephone Number(s): _____________________________________
    Taxpayer Identification or Social Security Number(s): __________________

    * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING
    YOUR ACCOUNT.